UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2016

F & M Bank Corp.
(Exact name of registrant as specified in its charter)

Virginia	000-13273	54-1280811
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 1111
Timberville, Virginia 22853
(540) 896-8941
(Address including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

F & M Bank Corp. (the “Company”) held its Annual Meeting of Shareholders on May 14, 2016 (the “Annual Meeting”). At the Annual Meeting, the shareholders of the Company elected five directors to serve three year terms, approved the ratification of the appointment of Elliott Davis Decosimo, LLC as the Company’s independent auditors for the year ending December 31, 2016 and approved the non-binding resolution to endorse the Company’s executive compensation program. The voting results for each proposal are as follows:

1.	Election of five officers to each serve a three year term expiring at the 2019 Annual Meeting:

	For	Withhold	Broker Non-Vote
E. Ray Burkholder	1,593,711	187,242	684,651
Larry A. Caplinger	1,743,779	37,174	684,651
Thomas L. Cline	1,763,797	17,156	684,651
Michael W. Pugh	1,748,569	32384	684,651
Christopher S. Runion	1,601,197	179,756	684,651

2.	Ratification of the appointment of Elliott Davis Decosimo, LLC as the Company’s independent public accountants for the year ending December 31, 2016:

For	Against	Abstain
2,438,796	9,891	16,917

3.	Approval, in an advisory (non-binding) vote, of the named executive officers’ executive compensation disclosed in the proxy statement:

For	Against	Abstain	Broker Non-Vote
1,680,373	39,915	60,665	684,651

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F & M Bank Corp.

Date: May 16, 2016	By:	/s/ Neil W. Hayslett
Neil W. Hayslett
Executive Vice President and Chief Administrative Officer